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                                                                    Exhibit 3.86

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                                STATE OF VERMONT

                          OFFICE OF SECRETARY OF STATE

  I, Deborah L. Markowitz, Secretary of State of the State of Vermont, do hereby certify that the attached is a true copy of

                               CORPORATE DOCUMENTS

                                       FOR

                   NEW ENGLAND WASTE SERVICES OF VERMONT, INC.

                                                JUNE 7, 2002

                                                GIVEN UNDER MY HAND AND THE SEAL
                                                OF THE STATE OF VERMONT, AT
                                                MONTPELIER, THE STATE CAPITAL

[SEAL]

                                                /s/ Deborah L. Markowitz

                                                DEBORAH L. MARKOWITZ
                                                SECRETARY OF STATE

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[LOGO]
                           VERMONT SECRETARY OF STATE
                           LOCATION: 81 RIVER STREET MAIL: 109 STATE STREET MONTPELIER, VT 05609-1104 (802) 828-2386

                            ARTICLES OF INCORPORATION

CORPORATE NAME           NEW ENGLAND WASTE SERVICES OF VERMONT, INC.
               -----------------------------------------------------------------
                  (THE NAME MUST END WITH ONE OF THESE ENDINGS CORPORATION,
                    INCORPORATED, COMPANY, LIMITED OR AN ABBREV. THEREOF)

NAME OF REGISTERED AGENT Miller, Eggleston & Rosenberg, Ltd.

A REGISTERED AGENT IS AN INDIVIDUAL OR A DOMESTIC OR FOREIGN CORPORATION, PROFIT OR NON-PROFIT, WHOSE BUSINESS OFFICE IS IDENTICAL TO THE ADDRESS OF THE REGISTERED OFFICE. THE REGISTERED OFFICE MUST BE LOCATED IN VERMONT. A REGISTERED AGENT RECEIVES VARIOUS KINDS OF LEGAL NOTICES, INCLUDING SERVICE OF PROCESS FOR THE CORPORATION. A CORPORATION CANNOT ACT AS ITS OWN REGISTERED AGENT.

ADDRESS OF REGISTERED OFFICE 150 South Champlain Street   Burlington   VT 05401
                             ------------------------------------------  -------
                             (STREET; NOT P.O. BOX OF     (CITY)          (ZIP)
                                PLACE OF BUSINESS)

OPERATING YEAR: April 30 WILL BE DESIGNATED AS YOUR FISCAL YEAR END UNLESS YOU PROVIDE A DIFFERENT DATE.

EVERY CORPORATION HAS PERPETUAL DURATION, UNLESS OTHERWISE STATED____________

PLEASE CHECK THE BOX THAT APPLIES FOR YOUR CORPORATION:
  /X/ GENERAL CORPORATION (T.11A) / / PROFESSIONAL CORPORATION (T.11, CH.3) / / CLOSE CORPORATION (T.11A, CH. 20)

NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE:

     10,000 shares of common stock with $1.00 par value

CLASSES OF SHARES, IF ANY, & NUMBER OF SHARES AUTHORIZED TO ISSUE, IN EACH
CLASS:

     One class of common stock

ONE OR MORE CLASSES OF SHARES THAT TOGETHER HAVE UNLIMITED VOTING RIGHTS:

     Common stock has voting rights

ONE OR MORE CLASSES OF SHARES (WHICH MAY BE THE SAME CLASS WITH VOTING RIGHTS) THAT TOGETHER ARE ENTITLED TO RECEIVE THE NET ASSETS OF THE CORPORATION UPON DISSOLUTION.

     Common stock is entitled to receive assets upon dissolution.

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PURPOSE: EVERY CORPORATION IS CONSIDERED AS BEING ORGANIZED FOR THE PURPOSE OF
ENGAGING IN ANY LAWFUL BUSINESS UNLESS A MORE LIMITED PURPOSE IS SET FORTH IN THE ARTICLES OF INCORPORATION. CORPORATIONS ENGAGING IN BUSINESSES THAT ARE SUBJECT TO REGULATION BY CERTAIN STATE AGENCIES MAY INCORPORATE ONLY IF PERMITTED BY, AND SUBJECT TO ALL LIMITATIONS OF THE STATUTES WHICH CONTROL THESE BUSINESSES. THESE CORPORATIONS INCLUDE: (1) BANKS, SAVINGS AND LOAN ASSOCIATIONS, CREDIT UNIONS, AND OTHER FINANCIAL INSTITUTIONS REGULATED UNDER TITLE 8; (2) INSURANCE COMPANIES REGULATED UNDER TITLE 8; (3) PUBLIC SERVICE UTILITIES REGULATED UNDER TITLE 30; (4) RAILROAD COMPANIES REGULATED UNDER TITLE 19; AND (5) PROFESSIONAL CORPORATIONS REGULATED UNDER CHAPTER 3 OF TITLE 11.

STATE THE PURPOSE HERE.

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PROFESSIONAL CORPORATIONS: (11 VSA, CHAPTER 3) PROFESSIONAL CORPORATIONS MUST
PROVIDE THE FOLLOWING ADDITIONAL INFORMATION: THE NAME, ADDRESS, LICENSE NUMBER AND EXPIRATION DATE OF LICENSE FOR EACH INCORPORATOR, OFFICER, DIRECTOR AND SHAREHOLDER. (A CERTIFICATE FROM THE PROPER REGULATING BOARD MUST BE ATTACHED)

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NAME, TITLE, LICENSE #, EXPIRATION DATE, ADDRESS

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NAME, TITLE, LICENSE #, EXPIRATION DATE, ADDRESS

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NAME, TITLE, LICENSE #, EXPIRATION DATE, ADDRESS

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NAME, TITLE, LICENSE #, EXPIRATION DATE, ADDRESS


DIRECTORS: NAMES AND ADDRESSES OF THE INDIVIDUALS WHO WILL SERVE AS THE INITIAL BOARD OF DIRECTORS:

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NAME AND ADDRESS

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NAME AND ADDRESS

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NAME AND ADDRESS

ONE OR MORE NATURAL PERSONS OF MAJORITY AGE (18) MAY ACT AS INCORPORATOR BY SIGNING BELOW.

SIGNATURE OF INCORPORATOR  /s/ Jon R. Eggleston
                          ------------------------
                           Jon R. Eggleston
     ADDRESS 150 South Champlain Street, Burlington, Vermont, 05401

SIGNATURE OF INCORPORATOR
                          ------------------------------------------------------

     ADDRESS
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                               ARTICLES OF MERGER

                                       OF

                            NEW WASTE USA, INC. INTO

                   NEW ENGLAND WASTE SERVICES OF VERMONT, INC.

     Pursuant to the provisions of Section 11.05 of the Vermont Business Corporation Act, the undersigned corporation adopts the following Articles of Merger for the purpose of merging a wholly-owned subsidiary corporation, New Waste USA, Inc., into New England Waste Services of Vermont, Inc., as the surviving corporation:

     FIRST: A copy of the Agreement and Plan of Merger pursuant to which the subsidiary corporation is being merged into the surviving corporation is attached hereto, identified as "Exhibit A," and its terms are incorporated herein by reference as though set forth at length.

     SECOND: As New England Waste Services of Vermont, Inc. owns 100% of the outstanding shares of each class of stock of its subsidiary, New Waste USA, Inc., shareholder approval to the merger was not required.

     THIRD: The merger shall take effect upon the effective date contained within Section 2.02 of the Agreement and Plan of Merger attached hereto as "Exhibit A."

PAID $50.00

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     DATED at Rutland, Vermont, this 25 day of January, 1995.

                                     NEW ENGLAND WASTE SERVICES OF
                                     VERMONT, INC.

                                     By: /s/ John W. Casella
                                        ----------------------------------------
                                           Its President

                                     By: /s/ Douglas R. Casella
                                        ----------------------------------------
                                           Its Secretary

STATE OF VERMONT
COUNTY OF Washington, SS.

     I, a notary public, do hereby certify that on this 25 day of January, 1995, personally appeared before me John W. Casella, who, being by me first duly sworn, declared that he is President of New England Waste Services of Vermont, Inc., and that he signed the foregoing documents as President of the corporation and that the statements therein contained are true.

     Before me,
                                         /s/ [ILLEGIBLE]
                                        -------------------------------------
                                            Notary Public

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                                    AGREEMENT
                                       AND
                                 PLAN OF MERGER

     This Agreement is made this 25 day of January, 1995, by and between NEW ENGLAND WASTE SERVICES OF VERMONT, INC., a Vermont corporation, and NEW WASTE USA, INC., a Vermont corporation.

                               W I T N E S S E T H:

     WHEREAS, New Waste USA is a wholly-owned subsidiary corporation of NEWS-VT; and

     WHEREAS, the Board of Directors of NEWS-VT deem it advisable for the general welfare of each constituent corporation and its shareholders that the constituent corporations merge into a single corporation pursuant to the provisions of this Agreement and the applicable laws of the State of Vermont; and

     WHEREAS, the constituent corporations desire to adopt this Agreement as a Plan of Reorganization and to consummate the merge in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code;

     NOW, THEREFORE, the constituent corporations agree that New Waste USA be merged into NEWS-VT as the surviving corporation in accordance with Section
11.04 of the Vermont Business Corporation Act, and that the terms and conditions of the merger and the mode of carrying it into effect shall be as follows:

                                    ARTICLE I
                                   Definitions

     Unless the context clearly requires otherwise, the following words or phrases shall, for the purposes of this Agreement, be defined as follows:

     Section 1.01 NEW WASTE USA - The phrase "New Waste USA" shall mean New Waste USA, Inc., a corporation incorporated under the laws of the State of Vermont.

     Section 1.02 NEW WASTE USA STOCK - The phrase "New Waste USA stock" shall mean the 100 shares of issued and outstanding _______ par value common stock of New Waste USA.

     Section 1.03 CONSTITUENT CORPORATIONS - The phrase "constituent corporations" shall mean both NEWS-VT and New Waste USA.

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     Section 1.04 EFFECTIVE DATE - The phrase "effective date" shall mean the effective date of the merger, which is the time on the date the Articles of Merger are filed with the Vermont Secretary of State.

     Section 1.05 NEWS-VT - The phrase "NEWS-VT" shall mean New England Waste Services of Vermont, Inc., a corporation incorporated under the laws of the State of Vermont.

     Section 1.06 NEWS-VT STOCK - The phrase "NEWS-VT stock" shall mean the 100 shares of $1.00 par value common stock which NEWS-VT has issued and outstanding as of the date of this Agreement.

     Section 1.07 INTERNAL REVENUE CODE - The phrase "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

     Section 1.08 MERGER - The word "merger" shall mean the merger of New Waste USA into NEWS-VT with NEWS-VT being the surviving corporation. In a technical sense it shall also mean a corporate reorganization as provided for in Section 368(a)(1)(A) of the Internal Revenue Code.

     Section 1.09 SURVIVING CORPORATION - The phrase "surviving corporation" shall mean NEWS-VT.

                                   ARTICLE II
                      COMPLETION OF MERGER, EFFECTIVE DATE

     Section 2.01 COMPLETION OF MERGER - The merger provided for in this Agreement shall become effective upon the adoption of this Agreement by the shareholders of both constituent corporations pursuant to the provisions of the Vermont Business Corporation Act; and the execution and filing of Articles of Merger as required by Chapter 11 of Title 11A, Vermont Statutes Annotated, with the Secretary of State of the State of Vermont.

     Section 2.02 EFFECTIVE DATE - The constituent corporations agree the Articles of Merger shall be filed with the Secretary of State of the State of Vermont such that they shall be effective on the effective date.

                                   ARTICLE III
                                 GOVERNING LAWS

     Section 3.01 GOVERNING LAW - The surviving corporation shall be governed by the laws of the State of Vermont.

                                        2
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     Section 3.02 ARTICLES OF ASSOCIATION - The Articles of Association and all
amendments thereto, of NEWS-VT shall be those which govern the surviving corporation after the merger has been completed.

     Section 3.03 BY-LAWS - The By-Laws of the surviving corporation shall be the By-Laws of NEWS-VT as in effect on the date of this Agreement.

                                   ARTICLE IV
                             CANCELLATION OF SHARES,
                     PURPOSE OF MERGER AND EFFECT OF MERGER

     Section 4.01 CANCELLATION OF SHARES - The issued and outstanding shares of New Waste USA stock shall on the effective date of the merger, and without any action on the part of New Waste USA, be retired and cancelled.

     Section 4.02 PURPOSE OF MERGER - The merger is being effected at this time in order to reduce administrative expenses and simplify compliance with State laws.

     Section 4.03 EFFECT OF THE MERGER - On the effective date, the separate existence of New Waste USA shall cease (except insofar as continued by statute) and it shall be merged with and into the surviving corporation. All the property, real, personal and mixed, of the constituent corporation and all debts due to either of them, shall be transferred to and vested in the surviving corporation, without further act or deed. The surviving corporation shall thenceforth be responsible and liable for all of the liabilities and obligations, each of the constituent corporations, and any claim or judgment against either of the constituent corporations may be enforced against the surviving corporation.

                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF NEW WASTE USA

     Section 5.01 CORPORATE ORGANIZATION AND GOOD STANDING - New Waste USA is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     Section 5.02 CAPITALIZATION - New Waste USA's authorized capital stock consists of ________ shares of no par value common stock. One hundred shares are issued and outstanding. There are no options, warrants or rights outstanding to purchase additional shares of New Waste USA stock.

                                        3
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                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTS OF NEWS-VT

     Section 6.01 CORPORATE ORGANIZATION AND GOOD STANDING - NEWS-VT is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     Section 6.02 CAPITALIZATION - NEWS-VT's authorized capital stock consists of 10,000 shares of $1.00 par value common stock of which one hundred shares are issued and outstanding.

     Section 6.03 AUTHORIZATION - Execution of this Agreement has been duly authorized and approved by NEWS-VT's Board of Directors.

     Section 6.04 WAIVER OF NOTICE OF ADOPTION OF PLAN - By its signature to this Agreement and Plan of Merger, NEWS-VT as the sole shareholder of New Waste USA does hereby waive its rights under Title 11A V.S.A. Section 11.04(c) to receive in the mail a copy of this Agreement and Plan of Merger.

                                   ARTICLE VII
                               AGENT FOR SERVICE

     Section 7.01 AGENT FOR SERVICE - As of the effective date, the surviving corporation hereby irrevocably appoints the Secretary of State of the State of Vermont as its agent to accept service of process in any action, suit or proceeding for the enforcement of the obligations of New Waste USA, as well as for the enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder of New Waste USA to receive payment for their shares against the surviving corporation.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.1 GOVERNING LAW - This Agreement shall be controlled and construed and enforced in accordance with the laws of the State of Vermont.

     Section 8.2 SUCCESSORS AND ASSIGNS - This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

                                       4
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     Section 8.3 CAPTIONS - All Article and Section headings hereby are inserted for convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 8.4 COUNTERPARTS - This Agreement may be executed in several counterparts, each of which shall be deemed an original, and which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties to this Agreement and Plan of Merger, have caused these presents to be executed as of the day and year first above written.

IN THE PRESENCE OF:                        NEW ENGLAND WASTE SERVICES, INC.

/s/ [ILLEGIBLE]                            By: /s/ [ILLEGIBLE]
---------------------------------              ---------------------------------
/s/ [ILLEGIBLE]                                 Duly Authorized Agent
---------------------------------

                                           NEW WASTE USA, INC.

/s/ [ILLEGIBLE]                            By: /s/ [ILLEGIBLE]
---------------------------------              ---------------------------------
/s/ [ILLEGIBLE]                                 Duly Authorized Agent
---------------------------------

                                       5
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                   NEW ENGLAND WASTE SERVICES OF VERMONT, INC.
                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
               TO ACTION TAKEN IN LIEU OF SPECIAL MEETING THEREOF

     The undersigned, being all of the Directors of New England Waste Services of Vermont, Inc., a Vermont corporation, pursuant to the provisions of Section
8.21 of the Vermont Business Corporation Act, unanimously consent to and adopt the following actions taken by them upon behalf of the Corporation in lieu of a special meeting thereon:

     FIRST: It being in the interest of this Corporation to merge New Waste
USA, Inc. into this Corporation concurrent with the acquisition of the assets of Waste USA, that action is hereby authorized in the name of this Corporation and upon behalf of this Corporation, all in accordance and upon the terms of the following preambles and resolutions:

          WHEREAS, the Board of Directors of this Corporation deem it to be advisable for the general welfare of this Corporation to merge New Waste USA, Inc. into this Corporation concurrent with its acquisition pursuant to the provisions of Chapter 11 of the Vermont Business Corporation Act; and

          WHEREAS, such merger is to be effected pursuant to the provisions of
          Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended;

          NOW, THEREFORE, it is

          RESOLVED, that New Waste USA, Inc. shall be merged into this Corporation pursuant to the terms and conditions of an Agreement and Plan of Merger between the corporations, a copy of which being annexed hereto and being identified as "Exhibit A"; and it is

          FURTHER RESOLVED, that the merger of New Waste USA, Inc. into this corporation shall be effected pursuant to the provisions of Chapter 11 of the Vermont Business Corporation Act and Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended;
          and it is

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          FURTHER RESOLVED, that all officers of this Corporation be and they are hereby authorized and directed to take any and all action, and to sign and/or file documents as may be necessary to effectuate the foregoing preambles and resolutions.

     WHEREUPON, the undersigned, being all of the Directors of New England Waste Services of Vermont, Inc., have executed this Consent effective as of the 25 day of January, 1995.


                                           /s/ John W. Casella
                                           -------------------------------------
                                           John W. Casella


                                           /s/ Douglas R. Casella
                                           -------------------------------------
                                           Douglas R. Casella


                                           /s/ James W. Bohlig
                                           -------------------------------------
                                           James W. Bohlig